UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2024

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective October 30, 2024, upon the recommendation of its Governance and Nominating Committee, the board of directors (the “Board”) of SiriusPoint Ltd. (the “Company”) appointed Meng Tee Saw to fill a vacancy on the Board, to serve as a Class I director until the Company’s 2026 annual general meeting of shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Additionally, on and effective October 30, 2024, upon the Governance and Nominating Committee’s recommendation, the Board appointed Mr. Saw as a member of the Risk and Capital Management Committee of the Board.

Mr. Saw currently serves as the managing partner of EisnerAmper PAC, the Singapore member of Eisner Amper Global, a leading professional firm providing financial services, corporate solutions and advisory, since December 2017, and as a director on the board of directors of EisnerAmper Global Limited, since November 2017. He also serves on the board of directors of several companies in Singapore, including EA Consulting Pte. Ltd. since August 2019, Food Empire Holdings Limited since April 2019, Latitude 33 Pte. Ltd. since April 2003, LCM Pte. Ltd. since November 2021, LHC Pte. Ltd. since November 2021, MKC Holdings (Pte.) Ltd. since November 2021 and Nouveau Urban Technologies Pte. Ltd. since July 2011. In addition, Mr. Saw serves as a director on the board of Custom Foods SDN BHD, a Malaysian company. Mr. Saw received a bachelor degree in accountancy from Nanyang Technological University. Mr. Saw is 53 years old. The Board considered Mr. Saw’s extensive experience in the accounting industry and as an executive and a board member to multiple companies when concluding that Mr. Saw is qualified to serve as a director.

Mr. Saw will not receive any compensation as a member of the Board. Pursuant to Mr. Saw’s director service agreement, Mr. Saw will immediately submit his resignation as a member of the Board if: (1) the Common Shares, $0.10 par value, of the Company (“Common Shares”) held by CM Bermuda Ltd. (“CM Bermuda”) are sold, assigned or transferred in their entirety; or (2) Mr. Saw is no longer CM Bermuda’s designated board representative.

The Company has also entered into an indemnification agreement with Mr. Saw in the same form as its standard form of indemnity agreement with its other directors.

Mr. Saw was designated by CMIG International and CM Bermuda (collectively, “CM”) as their representative to serve on the Board pursuant to that certain Investor Rights Agreement, between the Company and CM Bermuda, dated February 26, 2021 (the “IRA”), and so long as Mr. Saw continues to serve as CM’s representative on the Board the standstill provision under the IRA will remain in place. Mr. Saw has no family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than the director services agreement and the indemnification agreement, Mr. Saw has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUSPOINT LTD.

Date: November 1, 2024	By:	/s/ Linda S. Lin
Linda S. Lin
Chief Legal Officer & Secretary